Immediate
          Daniel  P.  Zoellner
          314/877-7052


                     RALCORP HOLDINGS REPORTS THIRD QUARTER
                          AND NINE-MONTH 1999 EARNINGS

ST. LOUIS, MO, JULY 27, 1999 Ralcorp Holdings, Inc. today reported improved net sales and net earnings for its core food businesses (operating results excluding equity earnings from the Company's investment in Vail Resorts, Inc.). Net sales for the third quarter ended June 30, 1999 were $154.4 million compared to net sales for the same quarter last year of $143.3 million, an improvement of over
7.7 percent. Net earnings for the Company's core food businesses were $7.8 million for the quarter ended June 30, 1999 compared to $7.0 million of net earnings in the same prior year quarter, an 11.4 percent increase. These improved quarterly results were driven primarily by favorable results from recent acquisitions compared to the prior year results of the now divested baby food business. In addition, the Company's operating results continue to be positively affected by its aggressive cost containment focus.

On an earnings per share basis, the Company's core food businesses recorded basic and diluted earnings per share for the current year's third quarter of approximately $.25, compared to last year's third quarter food business basic and diluted earnings per share of $.21, an approximate 19 percent increase.

Ralcorp's core food businesses also performed very well in a comparison of nine-month periods ended June 30, 1999 and 1998. Net sales increased 7.5 percent, from $427.6 million for the nine months ended June 30, 1998 to $459.6 million for the same nine-month period of the current fiscal year. Net earnings for the food businesses for the nine months ended June 30, 1999 were $24.9 million compared to $19.8 million for the same prior year period, a rise of 25.8 percent. On a diluted earnings per share basis, results of the food businesses approximates $.78 for the current year's nine-month period compared to $.60 in the prior year, a 30 percent improvement. These year-over-year gains for the nine months can be primarily attributed again to the favorable results of acquisitions when compared to prior year baby food business results, as well as to organic growth within the Company's Consumer Foods segment during the first six months of the current year period.

The Company's overall results for the current year quarter and nine-month periods ended June 30, 1999 were negatively impacted by its equity investment in Vail Resorts, Inc. (Vail). For the quarter ended June 30, 1999, the Company recorded $7.0 million in pre-tax equity earnings, a 27.8 percent decline from the $9.7 million in pre-tax equity earnings recorded in the same prior year period. In a comparison of nine-month periods, the Company recorded $7.1 million of pre-tax equity earnings in the current year versus $13.9 million in the prior year, a drop of 48.9 percent. Including the results of Ralcorp's equity earnings, net earnings and diluted earnings per share for the quarter ended June 30, 1999 were $12.1 million and $.38, respectively, compared to $13.2 million, or $.40, for the same prior year period. For the nine months ended June 30, 1999, the Company, including its Vail equity earnings, reported net earnings of $29.3 million, or $.92 per diluted share, compared to $28.5 million, or $.86 per diluted share, for the same nine-month period of the prior year.

                             NET SALES BY DIVISION
                   Three Months Ended    Three Months Ended
                         June 30,              June 30,
                   -------------------   -------------------
                     1999       1998       1999       1998
                   --------   --------   --------   --------
Ralston Foods      $   68.8   $   66.9   $  219.1   $  207.1
Bremner                40.0       36.5      128.3      115.4
Beech-Nut                 -       31.7          -       96.9
                   --------   --------   --------   --------
  Consumer Foods   $  108.8   $  135.1   $  347.4   $  419.4
                   --------   --------   --------   --------
Snack Nuts             27.4        8.2       88.5        8.2
Martin Gillet          18.2          -       23.7          -
                   --------   --------   --------   --------
                   $  154.4   $  143.3   $  459.6   $  427.6
                   ========   ========   ========   ========

CONSUMER  FOODS
---------------
Actual Consumer Foods sales were down $26.3 million for the quarter and $72.0 million for the nine months, as the prior year periods include the sales of the now divested branded baby food business, Beech-Nut Nutrition Corporation (Beech-Nut). On a comparison of current year quarter sales to prior year quarter sales, excluding the benefit of the branded baby food business, sales improved $5.4 million. Comparing sales of the first nine months of the current fiscal year to the same prior year period, again excluding Beech-Nut, sales rose $24.9 million. Sales from the Company's cereal business improved 2.8 percent when comparing third quarter results for fiscal years 1999 and 1998. Volume improvements in hot cereals and an improved product mix were the key items driving this sales growth. Current year third quarter store brand ready-to-eat cereal volume declined just 1.9 percent, against volume improvements in the prior year third quarter of 7.3 percent and very heavy promotional activity by major branded cereal manufacturers in the current year. For the same comparative periods, the Company's hot cereal volume rose 12.9 percent, continuing the impressive growth realized in the first half of this fiscal year. Volume comparisons for the current and prior year nine-month periods also reflected year-over-year improvement. Ready-to-eat cereal volume improved .2 percent in a slightly declining category, and following a 6.5 percent volume improvement last year, while hot cereal volume grew 23.1 percent.

Sales revenue increases were also achieved in both current year periods by the Bremner cracker and cookie operation. Both the quarter and nine-month periods of the current fiscal year benefited from the addition of sales revenue from Sugar Kake Cookie Inc. Sugar Kake, a primarily private label cookie operation, was acquired in August 1998. Volumes for the pre-existing cracker and cookie operation (excluding Sugar Kake) have been adversely affected by the aggressive promotional activity of large branded cracker and cookie manufacturers. Despite deep discounting by these branded product manufacturers, volume declined just
1.9 percent in the current year's third quarter compared to the same prior year quarter, with the higher percentage of volume decline occurring in the lower margin saltine and graham cracker area. In a comparison of nine-month periods, again excluding the Sugar Kake acquisition, cracker and cookie volume declined
1.5 percent, again driven by less volume from the lower margin saltine and graham crackers.

From an operating results perspective, Ralcorp's Consumer Foods segment recorded operating profit of $12.6 million for the current quarter and $39.9 million for the nine months ended June 30, 1999. This compares to operating profit of $12.7 million for the quarter ended June 30, 1998, including a $.5 million operating loss from the now divested branded baby food business, and $36.7 million for the nine months ended June 30, 1998, including $.4 million from Beech-Nut. Ralston Foods' operating profit declined slightly in the quarter as the benefits of increased hot cereal volume, an improved product mix and continued cost containment could not completely offset the slight decline in ready-to-eat cereal volume and higher promotion expenses. For the year to date period ended June 30, 1999, the Company's cereal division benefited primarily from hot cereal and co-packing volume gains, a product mix improvement and favorable raw material costs, while maintaining a significantly lower cost base. Bremner operating profit for the quarter ended June 30, 1999 was down slightly from the same prior year quarter, despite the addition of Sugar Kake in the current year's results. The additional operating profit from Sugar Kake, favorable ingredient costs and enhanced operating efficiencies were only partially able to offset the decline in cracker and cookie volume and the increased price discounting instituted to combat the heavy branded promotion activity. For the nine months, Bremner's operating profit improved considerably due to the addition of Sugar Kake volume and operating profit in current year operations. In addition, the pre-existing Bremner operation continued to benefit from a favorable product mix and from improved production yields.

SNACK  NUTS
-----------
The Company's snack nuts business, which consists of Nutcracker Brands, Inc., Flavor House Products, Inc. and, as of March 24, 1999, Southern Roasted Nuts of Georgia, Inc., recorded net sales and operating profit for the quarter ended June 30, 1999 of $27.4 million and $1.4 million, respectively. Net sales for the nine months ended June 30, 1999 were $88.5 million with a corresponding operating profit of $6.2 million. The prior year included just $8.2 million in net sales, which represented solely the operations of Flavor House since its acquisition on April 23, 1998.

Operations in the Snack Nuts segment are somewhat seasonal, with a higher percentage of sales and operating profits recorded in the first fiscal quarter.

MARTIN  GILLET
--------------
Ralcorp Holdings began operating in mayonnaise and shelf-stable salad dressings with the March 4, 1999 acquisition of Martin Gillet & Co., Inc. For the quarter ended June 30, 1999 the operations of Martin Gillet resulted in $18.2 million in net sales and $.5 million of operating profit. Since its acquisition, Martin Gillet operations have recorded $23.7 million in net sales and $.9 million of operating profit.

The Company continues to work toward integrating Martin Gillet into the Ralcorp business portfolio. As part of that effort, an extensive cost reduction program has been initiated, which should benefit this division's operating results in the future.

BUSINESS  SEGMENTS  -  COMBINED
-------------------------------
On a combined EBITDA (earnings before interest, taxes, depreciation and amortization) basis, the Company recorded $58.2 million for the nine months ended June 30, 1999, excluding the equity earnings from its Vail investment. This represents a 27.6 percent improvement over the foods business EBITDA in the prior year's first nine months of $45.6 million, including Beech-Nut.

EQUITY  INTEREST  IN  VAIL  RESORTS,  INC.
------------------------------------------
As a result of the sale of Ralcorp's resort operations to Vail Resorts, Inc., Ralcorp maintains an approximate 21.9 percent equity ownership interest in Vail. Aberrant weather conditions during the peak ski season hurt the operating results of Vail. These difficult weather conditions, plus timing issues resulting from a fiscal year end change at Vail, combined to negatively affect the Company's equity earnings from its investment in Vail. For the three- and nine-month periods ended June 30, 1999, the Company's equity stake in Vail resulted in non-cash, pre-tax earnings of $7.0 million and $7.1 million, respectively. This compares to non-cash, pre-tax equity earnings for the same prior year periods of $9.7 million and $13.9 million, respectively. Due to the timing of a fiscal year end change at Vail, the prior year equity income amounts represent the Company's portion of Vail's operating results for only the period of October 1997 through April 1998. The current year equity earnings are based on the full nine-month period of August 1998 through April 1999, a period that includes the historically unprofitable ski months of August through October. Ralcorp's equity in Vail earnings for Vail's quarter and year ending July 31, 1999 will be reported in the Company's fourth fiscal quarter and year ending September 30, 1999.

UNAUDITED  PRO  FORMA  INFORMATION
----------------------------------
The accompanying Unaudited Pro Forma Combined Statements of Earnings reflect pro forma information for the three- and nine-month periods ended June 30, 1998. This information assumes the divestiture of Beech-Nut was completed as of the beginning of the prior fiscal year.

See the attached schedules and notes for additional information on the quarter and nine-month results for both years.

NOTE: This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by the Company's cautionary statements contained in its filings with the Securities and Exchange Commission.

                                       ###


                                       RALCORP HOLDINGS, INC.
                                 CONSOLIDATED STATEMENT OF EARNINGS
                                 (in millions except per share data)

                                               Three Months Ended   Nine Months Ended
                                                     June 30,            June 30,
                                               ------------------  ------------------
                                                  1999     1998       1999     1998
                                               ---------  -------  ---------  -------
Net Sales                                      $  154.4   $143.3   $  459.6   $427.6
                                               ---------  -------  ---------  -------

Costs and Expenses
  Cost of products sold                           114.6     94.8      335.2    277.9
  Selling, general and administrative              21.2     25.2       64.6     74.5
  Advertising and promotion                         5.5     12.2       18.8     43.3
  Interest expense (income), net                     .5        -         .8      (.1)
  Equity in earnings of Vail Resorts, Inc.         (7.0)    (9.7)      (7.1)   (13.9)
                                               ---------  -------  ---------  -------
                                                  134.8    122.5      412.3    381.7
                                               ---------  -------  ---------  -------
Earnings before Income Taxes                       19.6     20.8       47.3     45.9
Income Taxes                                        7.5      7.6       18.0     17.4
                                               ---------  -------  ---------  -------

Net Earnings                                   $   12.1   $ 13.2   $   29.3   $ 28.5
                                               =========  =======  =========  =======

Basic Earnings per Share                       $    .39   $  .40   $    .94   $  .87
                                               =========  =======  =========  =======

Diluted Earnings per Share                     $    .38   $  .40   $    .92   $  .86
                                               =========  =======  =========  =======

Weighted Average Shares Outstanding - Basic        31.1     32.6       31.2     32.8

Weighted Average Shares Outstanding - Diluted      31.7     33.1       31.8     33.2

                                       RALCORP HOLDINGS, INC.
                         UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                                (in millions except per share data)
                                                              Pro                     Pro
                                                 Actual      Forma       Actual      Forma
                                               ----------  ----------  ----------  ----------
                                                 Three       Three        Nine        Nine
                                                 Months      Months      Months      Months
                                                 Ended       Ended       Ended       Ended
                                                June 30,    June 30,    June 30,    June 30,
                                                  1999        1998        1999        1998
                                               ----------  ----------  ----------  ----------
Net Sales                                      $   154.4   $   111.6   $   459.6   $   330.7
                                               ----------  ----------  ----------  ----------

Costs and Expenses
  Cost of products sold                            114.6        78.0       335.2       228.1
  Selling, general and administrative               21.2        19.7        64.6        57.7
  Advertising and promotion                          5.5         2.6        18.8        14.2
  Interest expense (income), net                      .5        (0.8)         .8        (2.6)
  Equity in earnings of Vail Resorts, Inc.          (7.0)       (9.7)       (7.1)      (13.9)
                                               ----------  ----------  ----------  ----------
                                                   134.8        89.8       412.3       283.5
                                               ----------  ----------  ----------  ----------
Earnings before Income Taxes                        19.6        21.8        47.3        47.2
Income Taxes                                         7.5         8.0        18.0        17.9
                                               ----------  ----------  ----------  ----------

Net Earnings                                   $    12.1   $    13.8   $    29.3   $    29.3
                                               ==========  ==========  ==========  ==========

Basic Earnings per Share                       $     .39   $     .42   $     .94   $     .89
                                               ==========  ==========  ==========  ==========

Diluted Earnings per Share                     $     .38   $     .42   $     .92   $     .88
                                               ==========  ==========  ==========  ==========

Weighted Average Shares Outstanding - Basic         31.1        32.6        31.2        32.8

Weighted Average Shares Outstanding - Diluted       31.7        33.1        31.8        33.2

Notes:
1.  The  accompanying  unaudited pro forma combined statements of earnings for the three- and nine-month periods ended June 30, 1998 are presented to reflect the results of operations assuming  the sale  of  the Company's  branded  baby food subsidiary, Beech-Nut Nutrition
    Corporation,  had  been  completed  as  of the beginning of the prior fiscal year.  These unaudited  pro  forma  statements of earnings are for informational purposes only and may not necessarily reflect the results of operations that would have been achieved, nor  are they  necessarily  indicative  of  future  results  of  operations.

2.  The  weighted  average  shares  outstanding used to compute earnings per share (basic and diluted)  for the  quarters and nine-month periods ended June 30, 1999 and 1998 are based on  the  weighted  average  number  of shares of Ralcorp common stock outstanding for the periods  then ended.  In addition, the calculation of diluted earnings per share includes all other common stock equivalents.

3.  Earnings per share (basic and diluted) are computed independently for each of the periods presented;  therefore,  the sum of the earnings per share (basic and diluted) amounts for the  quarters  may not  total  the  year-to-date  amounts.

4.  Operating  results  for any quarter are not necessarily indicative of the results for any other  quarter  or  for  the  full  year.